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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
HotJobs.com Ltd.

We hereby consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-4 of Yahoo! Inc. (file no. 333-76562) of our report dated February 8, 2001, relating to the financial statements of HotJobs.com Ltd., which appears in HotJobs.com Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to our firm under the heading "Experts" in the registration statement.

                      /s/ KPMG LLP

New York, New York
January 29, 2002

i

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Resumix, Inc.:

We consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-4 of Yahoo! Inc. (file no. 333-76562) of our report dated May 26, 2000, with respect to the consolidated balance sheets of Resumix Inc. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations and comprehensive income (loss), shareholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the Form 8-K/A of HotJobs.com, Ltd. dated July 24, 2000 and to the reference to our firm under the heading "Experts" in the registration statement.

                      /s/ KPMG LLP

Mountain View, California
January 29, 2002

ii

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CONSENT OF INDEPENDENT ACCOUNTANTS
CONSENT OF INDEPENDENT ACCOUNTANTS